EXHIBIT 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name and my opinion in connection with the Form SB-2/A-5 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Dravco Mining Inc. (formerly Dundee Mining Inc.)

DATED this 16th day of January, 2003.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak